RESOLUTIONS OF THE BOARD OF DIRECTORS

OF PROBE MANUFACTURING, INC.

Pursuant to the Nevada Revised Statutes and the Company’s by-laws, which authorizes the taking of action by written consent of the Board of Directors without a meeting, the undersigned constituting at least a majority the Directors of Probe Manufacturing, Inc. a Nevada corporation (“Company”), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions.

Resolved, The Company hereby agrees to compensate its directors for the past two years of service through a stock grant pursuant to Form S-8 in the following amounts:

Name

Amount of Common Stock to be issued

Kambiz Mahdi

100,000

Reza Zarif

100,000

Barrett Evans

100,000

Jeffrey Conrad

100,000

Dennis Benner

100,000

The undersigned, being a majority of the Directors of the Corporation, hereby consent to approve and adopt the foregoing actions as of the 25th day of May 2006, notwithstanding the actual date of the signing.

DIRECTORS

By: /s/ Reza Zarif

       _____________________

       Reza Zarif

By: /s/ Kambiz Mahdi

       _____________________

       Kambiz Mahdi

By: /s/ Barrett Evans

      _____________________

      Barrett Evans

By: /s/ Jeffrey Conrad

      _____________________

      Jeffrey Conrad